STONEFIELD
JOSEPHSON, Inc.
Certified Public Accountants
Business Advisors

May 7, 2008

Securities and Exchange Commission
100 F. Street, N.E.
Washington, DC 20549

Gentlemen:

We have read the statements made by CenterStaging Musical Productions, Inc. (the "Company") pursuant to Item 4.01(a) of Form 8-K, as part of the Form 8-K to be filed by the Company on or about May 7, 2008 (copy attached.) We agree with the statements concerning our firm contained in the first sentence in the first paragraph and the second and third paragraphs under Item 4.01(a) of such Form 8-K. We have no basis to agree or disagree with the Company's other comments in the Form 8-K.

Very Truly Yours,

Stonefield Josephson, Inc.

Stonefield Josephson, Inc.

WWW.SJACCOUNTING.COM

Los Angeles
2049 Century Park East
Suite 400
Los Angeles, California 90067

TEL 310.453.9400
FAX 310.453.1187

Orange County
4 Park Plaza
Suite 900
Irvine, California 92614

TEL 949.653.9400
FAX 949.833.3582

San Francisco
101 Montgomery Street
Suite 1900
San Francisco, California 94104

TEL 415.981.9400
FAX 415.391.2310

East Bay
1333 N. California Boulevard
Suite 470
Walnut Creek, California 94596

TEL 925.938.9400
FAX 925.930.0107